Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement  No. 333-180662 of our report dated February 3, 2012, relating to the financial statements of Tube Supply Canada ULC, appearing in the Current Report on Form 8-K/A of A.M. Castle & Co. filed on February 28, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Canada LLP

BDO Canada LLP

Edmonton, Canada

May 25, 2012